December 5, 2013

Cardero Resource Corp.
Suite 2300 – 1177 West Hasting Street
Vancouver, British Columbia V6E 2K3

Attention:	Lawrence Talbot, Vice-President and General Counsel

Dear Sirs:

We refer to the Facility Letter dated December 5, 2013 among E.L. II Properties Trust (the “Trust”) and Kopple Family Partnership, L.P. (“Kopple LP”), as lenders, Cardero Resource Corp. (the “Borrower”), as borrower, and Cardero Coal Ltd. (the “Guarantor”), as guarantor, with respect to a US$5,000,000 demand line of credit facility (the “Credit Facility”) provided to the Borrower (the “Facility Letter”).

Reference is made to paragraph 4.4 of the Facility Letter, wherein it is specified that all amounts outstanding under the Credit Facility shall be repaid by the Borrower within 24 months following the Closing Date.

We confirm our agreement made today following the execution of the Facility Letter that paragraph 4.4 of the Facility Letter is hereby deleted and replaced with the following:

“4.4      Repayment

All amounts outstanding under the Credit Facility shall be repaid by the Borrower within 25 months following the Closing Date (“Maturity”). Interest is calculated on the applicable balance at the end of each day, compounded quarterly and is payable in arrears, both before and after Maturity, firstly on December 31, 2013 and quarterly thereafter on the last day of March, June, September and December of each year.”

Except as specifically amended hereby, the Facility Letter remains unamended and in full force and effect in accordance with its terms.

This amendment to the Facility Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. A facsimile, PDF or similar form of any party’s signature hereto will be effective as an original form of such signature.

[Rest of page left blank intentionally.]

Yours truly,

THE LENDERS:

	E.L. II PROPERTIES TRUST		KOPPLE FAMILY PARTNERSHIP, L.P.,
by its General Partner,
E.L. II PROPERTIES TRUST

Per:	(signed) Robert Kopple	Per:	(signed) Robert Kopple
	Name: Robert C. Kopple		Name: Robert C. Kopple,
	Title: Trustee		Title: Trustee of the General Partner

Each of the undersigned hereby acknowledges and agrees to the terms and conditions of this amendment to the Facility Letter as of the date set forth on page one.

THE BORROWER:

CARDERO RESOURCE CORP.

Per:	(signed) Lawrence Talbot
Name: Lawrence Talbot
Title: Vice-President and General Counsel

THE GUARANTOR:

CARDERO COAL LTD.

Per:	(signed) Lawrence Talbot
Name: Lawrence Talbot
Title: Vice-President and General Counsel